STONEGATE MORTGAGE CORPORATION REPORTS THIRD QUARTER 2016
FINANCIAL RESULTS

Indianapolis, IN - November 3, 2016 - Stonegate Mortgage Corporation (NYSE: SGM) ("Stonegate Mortgage" or the "Company"), a leading, non-bank mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, today reported financial results and operating performance for the quarter ended September 30, 2016. These results are based on continuing operations, unless otherwise noted, as the retail restructuring announced last year resulted in, and is presented as, discontinued operations.

Total revenues during the third quarter of 2016 were $66.3 million, up $39.8 million, or 150%, compared to the second quarter of 2016. Compared to the third quarter of 2015, revenues were up $40.7 million, or 159%. The increase in revenues during the third quarter of 2016 as compared to both the second quarter of 2016 and the third quarter of 2015 was predominantly the result of favorable changes in the fair value of our MSRs and increases in gains on mortgage loans held for sale, partially offset by lower servicing fee income from a decline in our average servicing portfolio.

Total expenses during the third quarter of 2016 were $50.4 million, up $6.8 million, or 16%, compared to the second quarter of 2016. Compared to the third quarter of 2015, expenses declined $4.4 million, or 8%.

Income tax expense during the third quarter of 2016 was $0.3 million, up $0.3 million compared to the second quarter of 2016 and up $9.4 million compared to the third quarter of 2015. The expense in the third quarter of 2016 was positively impacted by the reversal of $6.2 million of the valuation allowance established in prior periods.

Net income from continuing operations improved $32.7 million, or $1.26 per diluted share, in the third quarter of 2016 to $15.6 million, or $0.60 per diluted share, compared to a net loss from continuing operations of $17.2 million, or $0.66 per diluted share, in the second quarter of 2016. Net income from continuing operations was up $35.8 million, or $1.38 per diluted share, compared to the third quarter of 2015, during which we reported a net loss from continuing operations of $20.2 million, or $0.78 per diluted share.

Adjusted net income from continuing operations1 for the third quarter of 2016 was $11.0 million, or $0.42 per diluted share, after excluding pre-tax mortgage servicing rights valuation adjustments of $4.9 million compared to reported adjusted net income from continuing operations of $1.0 million, or $0.04 per diluted share, for the second quarter of 2016. Adjusted net income from continuing operations was up $8.2 million, or $0.31 per diluted share, compared to the third quarter of 2015, during which we reported adjusted net income from continuing operations of $2.8 million, or $0.11 per diluted share.

“We are extremely pleased to report strong GAAP and adjusted net income for the third quarter," said Jim Smith, Chief Executive Officer. “Our business platform was well prepared to benefit from increased production levels during the quarter and, as a result, we achieved GAAP earnings of $15.6 million and adjusted net income of $11.0 million. We continue to be highly focused on maintaining prudent liquidity and MSR debt levels, as well as fully leveraging our cost structure. Thanks to the dedication and commitment of our associates and the support of our many customers, Stonegate continues to deliver value to our shareholders.”

1 Adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations are considered non-GAAP financial measures. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations. See page 6 of this release for a discussion of the use of these non-GAAP measures and a reconciliation of each of these non-GAAP measures to the most comparable measure prepared in accordance with GAAP.

Third Quarter Highlights

•	SGM consolidated highlights

•	Reported third quarter GAAP net income of $15.6 million or $0.60 per diluted share - increase of $32.7 million or 191% from the prior quarter

•	Adjusted net income of $11.0 million or $0.42 per diluted share - increase of $0.38 per diluted share from the prior quarter

•	Maintained adequate liquidity position with $23.2 million in cash and cash equivalents as of 9/30/16

•	Reduced MSR debt by $4.3 million, or 7%, to $57.6 million as of 9/30/16 compared to 6/30/16

•	Originations segment highlights

•	GAAP pre-tax income of $17.7 million - up $12.0 million or 211% from the prior quarter

•	Total originations of $2.62 billion - up 12% from the prior quarter

•	Total revenues of $51.8 million - up $13.5 million or 35% from the prior quarter

•	Total expenses down 9 basis points from the prior quarter

•	Strong growth in retail channel - originations up 27% from prior quarter results

•	Financing segment highlights (NattyMac)

•	Pre-tax income of $983 thousand - up $57 thousand or 6% from the prior quarter

•	Total funded loans of $1.37 billion - up $146 million or 12% from the prior quarter

•	Funding fee income of $488 thousand - increase of 6% from the prior quarter

•	Total expenses down 3% from the prior quarter

•	Servicing segment highlights

•	GAAP pre-tax income of $3.6 million - an improvement of $22.3 million or 120% from the prior quarter

•	Adjusted pre-tax loss of $1.3 million compared to a $0.7 million loss in the prior quarter

•	Total expenses down 4% from the prior quarter

•	End of quarter servicing UPB of $14.42 billion with a weighted average coupon of 3.75%

Audio Presentation

Stonegate Mortgage's Chief Executive Officer, Jim Smith, and Chief Financial Officer, Carrie Preston, will review the results for the third quarter ended September 30, 2016 in a recorded presentation. The audio recording and accompanying slide presentation will be available on the Company's Investor Relations Website at http://investors.stonegatemtg.com/.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly-traded, mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service, and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Stonegate Mortgage Corporation
Key Operating Statistics
(Unaudited)

	Three Months Ended			Nine Months Ended
(In millions)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Origination volume by channel:
Retail	$364.2	$287.3	$402.6	$866.9	$1,240.3
Wholesale	596.8	561.8	574.6	1,586.7	2,004.7
Correspondent	1,660.3	1,494.3	2,222.5	4,452.7	5,721.0
Total origination volume	$2,621.4	$2,343.4	$3,199.7	$6,906.3	$8,966.0

Average origination volume per business day	$41.0	$36.6	$50.0	$36.3	$47.4

Mortgage loan locks volume:
Mortgage loans locked	$3,625.0	$3,280.3	$3,929.3	$9,971.3	$12,555.7
Average mortgage loans locked per business day	$56.6	$51.3	$61.4	$52.5	$66.5

	As of
	September 30, 2016	December 31, 2015	September 30, 2015
Servicing portfolio	$14,416.9	$17,520.7	18,165.0

Stonegate Mortgage Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016		September 30, 2015
Revenues
Gains on mortgage loans held for sale, net	$41,239	$28,314	$32,874	$92,674		$119,095
Changes in mortgage servicing rights valuation	4,918	(17,927)	(28,088)	(48,729)		(34,525)
Payoffs and principal amortization of mortgage servicing rights	(8,592)	(10,148)	(9,215)	(25,988)		(34,303)
Loan origination and other loan fees	6,013	5,473	6,718	15,948		18,530
Loan servicing fees	11,184	13,712	14,051	38,342		41,001
Interest and other income	11,515	7,070	9,217	25,500		26,125
Total revenues	66,277	26,494	25,557	97,747	—	135,923

Expenses
Salaries, commissions and benefits	25,880	23,551	31,851	72,657		93,836
General and administrative expense	11,576	6,467	8,921	25,057		24,939
Interest expense	6,488	6,824	7,508	20,561		23,358
Occupancy, equipment and communication	4,230	4,050	4,175	12,528		12,441
Depreciation and amortization expense	2,247	2,725	2,397	7,518		5,779
Total expenses	50,421	43,617	54,852	138,321	—	160,353

Income (loss) before income taxes	15,856	(17,123)	(29,295)	(40,574)	—	(24,430)
Income tax expense (benefit)	282	29	(9,105)	(1,473)		(7,265)
Income (loss) from continuing operations, net of tax	15,574	(17,152)	(20,190)	(39,101)	—	(17,165)
(Loss) from discontinued operations, net of tax	—	—	(2,614)	—		(5,624)
Net income (loss) attributable to common stockholders	$15,574	$(17,152)	$(22,804)	$(39,101)		$(22,789)

Basic earnings (loss) per share:
From continuing operations	$0.60	$(0.66)	$(0.78)	$(1.51)		$(0.66)
From discontinued operations	—	—	(0.10)	—		(0.22)
Total basic earnings (loss) per share	$0.60	$(0.66)	$(0.88)	$(1.51)		$(0.88)

Diluted earnings (loss) per share:
From continuing operations	$0.60	$(0.66)	$(0.78)	$(1.51)		$(0.66)
From discontinued operations	—	—	(0.10)	—		(0.22)
Total diluted earnings (loss) per share	$0.60	$(0.66)	$(0.88)	$(1.51)		$(0.88)

Stonegate Mortgage Corporation
Consolidated Balance Sheets
(Unaudited)

(In thousands, except share and per share data)	September 30, 2016	December 31, 2015

Assets
Cash and cash equivalents	$23,221	$32,463
Restricted cash	5,660	4,045
Mortgage loans held for sale, at fair value	828,713	645,696
Servicing advances, net	21,703	19,374
Derivative assets	18,958	12,160
Mortgage servicing rights, at fair value	148,164	199,637
Property and equipment (net of accumulated depreciation and amortization of $19,400 and $12,558 at September 30, 2016 and December 31, 2015, respectively)	16,664	22,923
Loans eligible for repurchase from GNMA	99,342	80,794
Warehouse lending receivables	167,885	199,215
Goodwill and other intangible assets (net of accumulated amortization of $1,817 and $1,453 at September 30, 2016 and December 31, 2015, respectively)	6,538	6,902
Subordinated loan receivable	30,000	30,000
Other assets	24,973	27,417
Total assets	$1,391,821	$1,280,626

Liabilities and stockholders' equity
Liabilities
Secured borrowings - mortgage loans	$326,462	$492,799
Secured borrowings - mortgage servicing rights	57,649	77,069
Secured borrowings - eligible GNMA loan repurchases	27,832	37,615
Mortgage repurchase borrowings	589,164	279,421
Warehouse lines of credit	975	1,306
Operating lines of credit	9,969	5,000
Accounts payable and accrued expenses	26,160	23,544
Derivative liabilities	7,061	2,517
Reserve for mortgage repurchases and indemnifications	6,680	5,536
Liability for loans eligible for repurchase from GNMA	99,342	80,794
Deferred income tax liabilities, net	795	2,364
Other liabilities	16,145	11,033
Total liabilities	1,168,234	1,018,998

Stockholders' equity
Common stock, par value $0.01, shares authorized – 100,000,000; shares issued: 25,973,455 and outstanding: 25,839,020 at September 30, 2016; shares issued: 25,845,566 and outstanding: 25,796,193 at December 31, 2015	265	264
Additional paid-in capital	271,965	270,906
Accumulated deficit	(48,643)	(9,542)
Total stockholders' equity	223,587	261,628
Total liabilities and stockholders' equity	$1,391,821	$1,280,626

Stonegate Mortgage Corporation
GAAP Reconciliation
(Unaudited)

We calculate adjusted income from continuing operations, net of tax and adjusted diluted earnings per share from continuing operations as performance measures, which are considered non-GAAP financial measures, to further aid our investors in understanding and analyzing our core operating results and comparing them among periods. Adjusted income from continuing operations, net of tax and adjusted diluted earnings per share from continuing operations exclude certain items that we do not consider part of our core operating results, including changes in valuation inputs and assumptions on our MSRs, stock-based compensation expenses, severance expenses and sale or disposal of long-lived assets. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for income (loss) before income taxes from continuing operations, income (loss) from continuing operations, net of tax or diluted EPS (LPS) from continuing operations prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Income (loss) from continuing operations, net of tax	$15,574	$(17,152)	$(20,190)	$(39,101)	$(17,165)
Adjustments:
Changes in mortgage servicing rights valuation	(4,918)	17,927	28,088	48,729	34,525
Stock-based compensation expense	399	354	1,900	1,059	3,545
Severance expense	—	—	1,533	—	1,533
Results from discontinued retail branches	—	55	—	119	—
Other non-routine expenses[1]	—	—	221	—	221
Tax effect of adjustments	(49)	(139)	(8,733)	(1,823)	(11,843)
Adjusted income from continuing operations, net of tax	$11,006	$1,045	$2,819	$8,983	$10,816

Diluted earnings (loss) per share	$0.60	$(0.66)	$(0.78)	$(1.51)	$(0.66)
Adjustments:
Changes in mortgage servicing rights valuation	(0.19)	0.70	1.09	1.88	1.33
Stock-based compensation expense	0.01	0.01	0.07	0.04	0.14
Severance expense	—	—	0.06	—	0.06
Results from discontinued retail branches	—	—	—	—	—
Other non-routine expenses	—	—	0.01	—	0.01
Tax effect of adjustments	—	(0.01)	(0.34)	(0.07)	(0.46)
Adjusted diluted earnings per share	$0.42	$0.04	$0.11	$0.34	$0.42
1 For the three and nine months ended September 30, 2015, amount consists primarily of expenses associated with the write down of certain assets.

Forward Looking Statements

Various statements contained in this earnings release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this earnings release speak only as of the date of this earnings release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our 2015 Annual Report on Form 10-K filed on March 15, 2016 and any revisions to those Risk Factors in subsequent filings, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Media:
Sloane & Company (on behalf of Stonegate Mortgage Corporation)
Whit Clay
212-446-1864
wclay@sloanepr.com
or
Investor:
Stonegate Mortgage Corporation
Michael McFadden
317-663-5904
michael.mcfadden@stonegatemtg.com